EXHIBIT 22


                                   WCI STEEL, INC.

                             Form 10-K October 31, 1997

                         List of Subsidiaries of Registrant


                                                   State of Incorporation
     Name of Subsidiary                                or Organization
     ------------------                            -----------------------

     Niles Properties, Inc.                                 Ohio
     Youngstown Sinter Company                              Ohio
     WCI Steel Production Control Services Inc.             Ohio
     WCI Steel Metallurgical Services Inc.                  Ohio
     WCI Steel Sales L.P.                                   Ohio


     Registrant owns all of the outstanding capital stock of or interests in each of said subsidiaries.